UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2020

Cantor Fitzgerald Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56043	81-1310268
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

110 E. 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 938-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

Dealer Manager Agreement

On March 20, 2020, Cantor Fitzgerald Income Trust, Inc. (the “Company”) filed a registration statement on Form S-11 (Reg. No. 333-237327) with the Securities and Exchange Commission (the “SEC”) for a proposed second public offering (the “Follow-On Offering”). On August 10, 2020, the SEC declared the Registration Statement for the Follow-On Offering effective. In the Follow-On Offering, the Company is offering up to $1 billion in shares of common stock in a primary offering on a best efforts basis and $250 million in shares of common stock to be issued pursued to a distribution reinvestment plan. As previously disclosed in the Company’s filings with the SEC, on July 30, 2020, the Company (i) redesignated its issued and outstanding shares of Class A common stock, Class T common stock and Class I common stock as “Class AX Shares,” “Class TX Shares” and “Class IX Shares,” respectively, and (ii) reclassified the authorized but unissued portion of its common stock into four additional classes of shares of common stock: “Class T Shares,” “Class S Shares,” “Class D Shares,” and “Class I Shares.”

In connection with the Follow-On Offering, on August 10, 2020, the Company and Cantor Fitzgerald & Co. (the “Dealer Manager”) entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”), pursuant to which the Dealer Manager was designated as the dealer manager for the Follow-On Offering. Under the Dealer Manager Agreement, the Company has agreed to pay the Dealer Manager (i) (a) with respect to the Class T Shares, a selling commission in the amount of up to 3.0% of the transaction price (as described below) of the Class T Shares sold in the primary offering, plus a dealer manager fee in the amount of up to 0.5% of the transaction price of the Class T Shares sold in the primary offering and (b) with respect to Class S Shares, a selling commission in the amount of up to 3.5% of the transaction price of the Class S Shares sold in the primary offering, and (ii) (a) with respect to the Class T Shares and Class S Shares, a distribution fee in an annual amount equal to 0.85% of the aggregate net asset value (“NAV”) of the outstanding Class T Shares and Class S Shares, as applicable, and (b) with respect to the Class D Shares, a distribution fee in an annual amount equal to 0.25% of the aggregate NAV of the outstanding Class D Shares.

The Company will cease paying distribution fees with respect to any Class T Share, Class S Share or Class D Share at the end of the month in which the transfer agent in conjunction with the Dealer Manager determines that the total upfront selling commissions, dealer manager fees and distribution fees paid with respect to Class T Shares, Class S Shares or Class D Shares, as applicable, held by a stockholder within his or her particular account equals 8.75% (or, in the case of shares sold through certain participating broker dealers, a lower limit as set forth in any applicable agreement between the Dealer Manager and a participating broker dealer) of the gross proceeds from the sale of such Class T Shares, Class S Shares or Class D Shares (including the gross proceeds of any shares issued under the distribution reinvestment plan with respect thereto). At the end of such month, such Class T Share, Class S Share or Class D Share (and any shares issued under the distribution reinvestment plan with respect thereto) will convert into a number of Class I Shares (including any fractional shares) with an equivalent aggregate NAV as such share.

In addition, the Company will cease paying distribution fees with respect to Class T Shares, Class S Shares and Class D Shares on the earlier to occur of the following: (i) a listing of the Company’s share of common stock, (ii) merger or consolidation of the Company with and into another entity, or the sale or other disposition of all or substantially all of the Company’s assets or (iii) the date following the completion of the primary portion of the Follow-On Offering on which, in the aggregate, underwriting compensation from all sources in connection with the Follow-On Offering, including upfront selling commissions, dealer manager fees, distribution fees and other underwriting compensation, is equal to 10% of the gross proceeds from the primary shares sold in the Follow-On Offering. Upon the earlier to occur of such events, the Class T Shares, Class S Shares and Class D Shares will convert into a number of Class I Shares (including any fractional shares) with an equivalent NAV as such shares. The Company will further cease paying the distribution fee on any Class T Share, Class S Share or Class D Share that is repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of its affairs, or a merger or other extraordinary transaction to which the Company is a party and in which the Class T Shares, Class S Shares or Class D Shares, each as a class, are exchanged for cash or other securities.

No selling commissions or dealer manager fees will be paid to the Dealer Manager with respect to the sale of Class D Shares and Class I Shares or with respect to any shares sold pursuant to the Company’s distribution reinvestment plan. No distribution fees will be paid to the Dealer Manager with respect to Class I Shares. The Dealer Manager Agreement provides that all or a portion of the distribution fees may be reallowed or advanced by the Dealer Manager to participating broker dealers or broker dealers servicing accounts of investors who own Class T Shares, Class S Shares and Class D Shares.

The Class T Shares, Class S Shares, Class D Shares and Class I Shares will each be sold in the Follow-On Offering at the then-current transaction price, which will generally be the most recently determined NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. The Company may offer shares at a price that the Company believes reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where the Company believes there has been a material change (positive or negative) to the Company’s NAV per share since the end of the prior month.

Pursuant to the Dealer Manager Agreement, the Company has agreed to indemnify the Dealer Manager and participating broker dealers and the Dealer Manager and participating broker dealers have agreed to severally indemnify the Company, its officers and its directors against certain damages, claims and liabilities in connection with the Follow-On Offering, including those arising under the Securities Act of 1933, as amended. The Dealer Manager Agreement may be terminated by any party (i) immediately upon notice to the other parties in the event that the non-terminating party shall have materially failed to comply with any of the material provisions of the Dealer Manager Agreement or if any of the representations, warranties, covenants or agreements of such party contained in the Dealer Manager Agreement shall not have been materially complied with or satisfied within the times specified in the Dealer Manager Agreement or (b) on 60 days’ written notice.

Amended Advisory Agreement

On August 10, 2020, in connection with the Follow-On Offering, the Company entered into Second Amended and Restated Advisory Agreement (the “Amended Advisory Agreement”) with Cantor Fitzgerald Income Advisors, LLC (the “Advisor”), Cantor Fitzgerald Income Trust Operating Partnership, L.P. (the “Operating Partnership”) and Cantor Fitzgerald Investors, LLC (“CFI”). Under the Amended Advisory Agreement, acquisition and disposition fees, including specified property management and oversight fees and refinancing coordination fees, previously payable to the Advisor under the prior advisory agreement were eliminated, although the Advisor continues to be entitled to reimbursement for acquisition and disposition expenses. In addition, under the Amended Advisory Agreement, the Advisor will continue to be paid a fixed asset management fee equal to 1.20% of NAV per annum payable monthly.

The Advisor has agreed to pay all the Company’s organization and offering expenses in connection with the initial public offering (other than selling commissions, dealer manager fees and distribution fees) through May 18, 2018. The Company began reimbursing the Advisor for such expenses ratably over the 36 months following May 18, 2018; provided that, under the prior advisory agreement, the Company was not obligated to pay any amounts that as a result of such payment would cause the aggregate payments for organization and offering expenses paid by the Advisor to exceed 1% of gross offering proceeds as of such payment date. After May 18, 2018, the Advisor, in its sole discretion, may pay some or all of the additional organization and offering expenses incurred, but is not required to do so. To the extent the Advisor pays such additional organization and offering expenses, the Company will be obligated to reimburse the Advisor subject to the 1% cap described above. The Amended Advisory provides that the 1% cap for reimbursement will be calculated based on 1% of gross offering proceeds from all the Company’s public offerings (rather than just the Company’s initial public offering) as of such payment date.

Amended Operating Partnership Agreement

On August 10, 2020, in connection with the Follow-On Offering, the Company entered into the Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Amended Operating Partnership Agreement”), between the Company, as general partner, and Cantor Fitzgerald Income Trust OP Holdings, LLC (the “Special Unitholder”), in order to reflect: (i) that the operating partnership units have been redesignated and reclassified to correspond to the classes of the Company’s common stock, consisting of Class AX, Class D, Class I, Class IX, Class S, Class T and Class TX operating partnership units (the “OP Units”); (ii) the elimination of the incentive fee payable to the Special Unitholder in connection with a liquidity event or certain other events; and (iii)

that, so long as the Amended Advisory Agreement has not been terminated, the Special Unitholder will be entitled to a performance participation interest in the Operating Partnership, that entitles it to receive an allocation from the Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount, with a Catch-Up (each term as defined below). Such allocation will be made annually and accrue monthly.

Pursuant to the Amended Operating Partnership Agreement, the Special Unitholder will be allocated a performance participation in an amount equal to:

•

First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Special Unitholder equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Unitholder pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits 12.5% of such remaining Excess Profits.

Total Return for any period since the end of the prior calendar year will equal the sum of: (i) all distributions accrued or paid (without duplication) on the OP Units outstanding at the end of such period since the beginning of the then-current calendar year, plus (ii) the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of the OP Units, (y) any allocation/accrual to the performance participation interest and (z) applicable distribution fee expenses (including any payments made to the Company for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such units. In addition, with respect to a year in which the Company completes a liquidity event, for purposes of determining the Total Return, any change in the aggregate NAV of the OP Units will be deemed to equal the difference between the aggregate NAV of the OP Units outstanding at the beginning of the year and the aggregate value of such units determined in connection with such liquidity event. With respect to the first year in which the Amended Advisory Agreement is in effect, for purposes of determining Total Return, any change in the aggregate NAV will be deemed to equal the difference between the aggregate NAV of the operating partnership units as of July 31, 2020 and the aggregate NAV of such units at the end of such calendar year.

Hurdle Amount for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the OP Units outstanding at the beginning of the then-current calendar year and all OP Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of OP Units over the period. The ending NAV of the OP Units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest and applicable distribution fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any OP Units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below. With respect to the first year in which the Amended Advisory Agreement is in effect, the beginning NAV of the OP Units used in calculating the internal rate of return will be deemed to equal the aggregate NAV of the OP Units as of July 31, 2020. Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

Loss Carryforward Amount will initially equal zero and will cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount will at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any OP Units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the performance participation allocation. This is referred to as a High Water Mark. The Special Unitholder will also be allocated a performance participation with respect to all OP Units that are repurchased at the end of any month (in connection with repurchases of the Company’s shares in the Company’s share repurchase program) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.

Distributions on the performance participation interest may be payable in cash or Class I OP Units at the election of the Special Unitholder. If the Special Unitholder elects to receive such distributions in Class I OP Units, the Special Unitholder may request the Operating Partnership to repurchase such Class I OP Units from the Special Unitholder at a later date. Any such repurchase requests will not be subject to the 5% holding discount under the Company’s share repurchase program but will be subject to the monthly and quarterly volume limitations of the share repurchase program. The Operating Partnership will repurchase any such OP Units for cash in an amount determined in accordance with the Amended Operating Partnership Agreement, which generally will equal the aggregate NAV of such OP Units, unless the Company’s board of directors determines that any such repurchase for cash would be prohibited by applicable law or the Company’s charter, in which case such OP Units will be repurchased for shares of the Company’s common stock with an equivalent aggregate NAV.

Amended Distribution Support Agreement

On August 10, 2020, the Company and CFI entered into Second Amended and Restated Distribution Support Agreement (the “Amended Distribution Support Agreement”) to ensure that the Company has a sufficient amount of funds to pay cash distributions to stockholders during the Follow-On Offering. Pursuant to the Amended Distribution Support Agreement, in the event that cash distributions exceed MFFO, CFI will purchase Class I shares from the Company in the Follow-On Offering in an amount equal to the distribution shortfall, up to $5 million (less the $2.0 million of shares purchased by CFI in order to satisfy the minimum offering requirement for the initial public offering and any shares purchased by CFI pursuant to the distribution support agreement in the initial public offering). As of August 10, 2020, CFI’s remaining obligation pursuant to the Amended Distribution Support Agreement was limited to $1,867,720.

The preceding summaries of the Dealer Manager Agreement, the Amended Advisory Agreement, the Amended Operating Partnership Agreement and the Amended Distribution Support Agreement do not purport to be complete and are qualified in their entirety by reference to the Dealer Manager Agreement, the Amended Advisory Agreement, the Amended Operating Partnership Agreement and the Amended Distribution Support Agreement, copies of which are filed herewith as Exhibits 1.1, Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are being filed herewith:

1.1	Dealer Manager Agreement between Cantor Fitzgerald Income Trust Inc. and Cantor Fitzgerald & Co., dated August 10, 2020

10.1	Second Amended and Restated Advisory Agreement by and among Cantor Fitzgerald Income Trust, Inc., Cantor Fitzgerald Income Advisors, LLC, Cantor Fitzgerald Income Trust Operating Partnership, L.P. and Cantor Fitzgerald Investors, LLC, dated August 10, 2020

10.2	Amended and Restated Operating Partnership Agreement of Cantor Fitzgerald Income Trust Operating Partnership, L.P., dated August 10, 2020

10.3	Second Amended and Restated Distribution Support Agreement between Cantor Fitzgerald Income Trust, Inc. and Cantor Fitzgerald Investors, LLC, dated August 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTOR FITZGERALD INCOME TRUST, INC.

Date: August 14, 2020	By:	/s/ PAUL PION
	Name:	Paul Pion
	Title:	Chief Financial Officer